[ING FUNDS LOGO]

                                                             Exhibit 2(K)(iv)(f)

                                     FORM OF

July 1, 2006

ING Senior Income Fund
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

Re: Reduction in Fee Payable under the Service and Distribution Plan for Class B Shares

Ladies and Gentlemen:

     Pursuant to our letter agreement dated February 1, 2005, we have waived the service fee of 0.25% of the average daily net assets payable to us under the Service and Distribution Plan for the Class B Shares of ING Senior Income Fund for the period from March 1, 2005 through July 1, 2006. By this letter, we agree to continue to waive that fee for the period from July 1, 2006 through July 1, 2007.

     Please indicate your agreement to this reduction in fee by executing below in the place indicated.

                                                      Sincerely,

                                                      Todd Modic
                                                      Senior Vice President
                                                      ING Funds Distributor, LLC

Agreed and Accepted:
ING Senior Income Fund

By:  ______________________________
     Robert S. Naka
     Executive Vice President

7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000    ING Funds Distributor, LLC
Scottsdale, AZ 85258-2034       Fax: 480-477-2744
                                www.ingfunds.com